SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 29, 2008

Arthur Kaplan Cosmetics, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-151960	26-0429687
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

56C Page Street , Gahanna, OH	43230
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  702-235-7267

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On July 29, 2008, the board of directors appointed Yuriy Kolstov to act as our Secretary.

Yuriy Koltsov is currently a student at Ohio State University in Columbus, Ohio studying Molecular Genetics.  From May 2008 to the present, Mr. Kolstov serves as an intern for the City of Columbus Division of Power in Columbus.  From January 2004 to July 2008, he worked as Sales & Marketing Manager for Koulian Jewelers in Gahanna Ohio.  From September 2005 to January 2007, he worked as a Cancer Genetics Researcher at the Arthur G. James Cancer Hospital & Richard J. Solove Research Institute in Columbus, Ohio.  He began his career in 2002 working for a medical agency as an Executive Office Assistant, handling all meetings and required daily documents.

There are no family relationships between Mr. Kolstov and any of our directors or executive officers.

Mr. Kolstov has not had any material direct or indirect interest in any of our transactions or proposed transactions over the last two years.  At this time, we do not have any employment agreement with Mr. Kolstov.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arthur Kaplan Cosmetics, Inc.

/s/ Arthur Kaplan
Arthur Kaplan
Chief Executive Officer

Date: July 30, 2008